UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2007

DOV PHARMACEUTICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49730	22-3374365
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 Pierce Street, Somerset, NJ 08873
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (732) 907-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 1, 2007, Barbara Duncan was appointed Chief Executive Officer of DOV Pharmaceutical, Inc. (“DOV” or the “Company”). Ms. Duncan will also continue to serve as DOV’s Treasurer, as a member of the Company’s Board of Directors and as the Company’s principal financial officer. Ms. Duncan, 42, joined the Company in August 2001 and has previously served as President, Chief Financial Officer and Senior Vice President, Finance. There is no arrangement pursuant to which Ms. Duncan was appointed Chief Executive Officer of DOV and there are no family relationships or related party transactions relating to the Company and Ms. Duncan that are reportable pursuant to Item 5.02 of this Form 8-K.

Also, on February 1, 2007, Phil Skolnick was appointed President of the Company. Dr. Skolnick will also continue to serve as Chief Scientific Officer of the Company. Dr. Skolnick, 59, joined the Company in January 2001 and has previously served as the Company’s Executive Vice President and Senior Vice President, Research. There is no arrangement pursuant to which Dr. Skolnick was appointed President of DOV and there are no family relationships or related party transactions relating to the Company and Dr. Skolnick that are reportable pursuant to Item 5.02 of this Form 8-K.

Finally, on February 1, 2007, William Kaltnecker was appointed Chief Accounting Officer of the Company. Mr. Kaltnecker, 62, joined the Company in July 2004 and served until January 31, 2007 as the Company’s Controller. Prior to Mr. Kaltnecker’s employment with the Company, Mr. Kaltnecker served as Controller of Fairmount Chemical Co., Inc. from 1998 to November 2003. Mr. Kaltnecker also served as Treasurer of Fairmount Chemical Co., Inc. from 2001 until November 2003. There is no arrangement pursuant to which Mr. Kaltnecker was appointed Chief Accounting Officer of DOV and there are no family relationships or related party transactions relating to the Company and Mr. Kaltnecker that are reportable pursuant to Item 5.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOV Pharmaceutical, Inc.

Date: February 2, 2007	By:	/s/ Barbara Duncan
Barbara Duncan Chief Executive Officer